UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): December 23, 2004

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(C)under the Exchange Act (17 CFR 240.13e-4(C)

Item 1.01 Entry into a Material Definitive Agreement

     Middlefield Banc Corp. entered into an agreement on December 23, 2004 to purchase from Sky Financial Group, Inc. all of the shares of Middlefield common stock held by Sky Financial Group and subsidiaries, consisting of a total of 34,024 shares. The price payable by Middlefield will be $36.00 per share, or a total of $1,224,864, financed by Middlefield Banc Corp.’s line of credit with an area bank. The transaction is expected to be completed by the end of December. The share repurchase program authorized by Middlefield’s board of directors in May 2004 will continue according to its original terms, and the 34,024 shares being repurchased from Sky Financial Group will count toward the maximum 4.99% shares authorized to be repurchased. No other shares have yet been repurchased under the authority of that May 2004 board action.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: December 23, 2004	/s/ Thomas G. Caldwell

Thomas G. Caldwell President and Chief Executive Officer